As filed with the Securities and Exchange Commission on March 11, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 9, 2016

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 8.01. Other Events.

On March 10, 2016, B&G Foods issued a press release announcing the pricing of our public offering of 4,000,000 shares of our common stock at a price to the public of $33.55 per share.  The offering is expected to close on March 15, 2016.

The shares will be issued pursuant to B&G Foods’ effective shelf registration statement on Form S-3 (File No. 333-188695), filed with the Securities and Exchange Commission on May 20, 2013 and prospectus supplement, dated March 10, 2016, filed with the Securities and Exchange Commission on March 11, 2016 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

In connection with the offering, B&G Foods has entered into an underwriting agreement, dated as of March 9, 2016, with Barclays Capital Inc., relating to the issuance and sale to Barclays Capital Inc. of 4,000,000 shares of common stock.  Pursuant to the underwriting agreement, B&G Foods also granted to the underwriter an option for a period of 30 days to purchase up to an additional 600,000 shares of common stock, which the underwriter has exercised in full.

After deducting underwriting discounts and commissions and other estimated offering expenses, B&G Foods will receive net proceeds of approximately $152.0 million.  B&G Foods intends to use the proceeds from the offering to repay outstanding borrowings under our revolving credit facility and for general corporate purposes, which could include, among other things, repayment of other long term debt or possible acquisitions. B&G Foods may re-borrow amounts under our revolving credit facility at any time.

The underwriting agreement contains customary representations and warranties, closing conditions and indemnification obligations. A copy of the underwriting agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference.

A copy of the press release announcing the pricing of the public offering is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

A copy of the legal opinion of Dechert LLP, relating to the validity of the shares to be issued in the public offering, is filed as Exhibit 5.1 to this report and is filed with reference to, and is hereby incorporated by reference into, the registration statement referred to above.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

1.1	Underwriting Agreement, dated as of March 9, 2016, between B&G Foods, Inc. and Barclays Capital Inc.

5.1	Opinion of Dechert LLP, dated March 10, 2016

23.1	Consent of Dechert LLP (included in Exhibit 5.1)

99.1	Press Release dated March 10, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: March 11, 2016	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President,
General Counsel and Secretary